UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

Kewaunee Scientific Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-5286	38-0715562
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2700 West Front Street

Statesville, NC 28677

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (704) 873-7202

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On August 27, 2014, Kewaunee Scientific Corporation (the “Company”) entered into a Restated and Amended Change of Control Employment Agreement (the “Agreement”) between the Company and its President and Chief Executive Officer, Mr. David M. Rausch. The terms of the Agreement are substantially the same as Mr. Rausch’s previous change of control employment agreement except that upon certain termination events within one year of a change of control Mr. Rausch will receive a payment equal to two times his annual compensation rather than a payment equal to his annual compensation, and upon certain termination events after the first year anniversary of a change of control Mr. Rausch will receive a payment equal to his annual compensation rather than a payment equal to one-half times his annual compensation. This summary of the Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Agreement, a copy of which is included in this filing as Exhibit 10.1 and is incorporated herein by reference.

On August 27, 2014, the Company also entered into certain Extension Agreements to amend the Change of Control Employment Agreements between the Company and its senior executives, including its Chief Financial Officer, to extend the term of such agreements from November 12, 2014 to November 12, 2017. Copies of the Extension Agreements entered into by the Company with respect to the Change of Control Employment Agreements of the Company’s senior executives are included in this filing as Exhibits 10.2, 10.3, 10.4, 10.5, and 10.6 and are incorporated herein by reference. This summary of the Extension Agreements does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the Extension Agreements.

On August 27, 2014, the Company also amended its Re-Established Retirement Plan for Salaried Employees, its Re-Established Retirement Plan for Hourly Employees, its Pension Equalization Plan, and its 401 Plus Executive Deferred Compensation Plan to clarify that each is governed by the laws of the State of North Carolina to the extent not preempted by federal law. This summary of the amendments to the pension plans does not purport to be complete and is subject to and qualified in its entirety by reference to the text of the amendments to the pension plans. Copies of the amendments are included in this filing as Exhibits 10.7, 10.8, 10.9, and 10.10 and each is incorporated herein by reference.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On August 27, 2014, the Company amended Section 4.02 of its Bylaws to provide that the annual meeting of stockholders shall be on the fourth Wednesday in August, or at such date as determined by the Board of Directors of the Company. A copy of the Company’s Bylaws, as amended, is filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

(a) and (b) On August 27, 2014, the Company held its 2014 Annual Meeting of Stockholders. At that meeting, the Company’s shareholders voted on the matters set forth below.

1. Each of the nominees named below was re-elected as a Class I director for a three year term as follows:

Name of Nominee	For	Withheld	Non-Votes
David M. Rausch	1,616,895	23,712	765,407
David S. Rhind	1,569,064	71,543	765,407
John D. Russell	1,557,125	83,482	765,407

2. The independent registered accounting firm of Cherry Bekaert L.L.P. was ratified as the Company’s independent auditor for fiscal year 2015 as follows:

For	Against	Abstained
2,368,547	36,250	1,217

3. The compensation of the Company’s named executive officers was approved on an advisory basis pursuant to the following votes:

For	Against	Abstained	Non-Votes
1,543,359	92,284	4,964	765,407

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

3.1	Bylaws of the Company, as amended August 27, 2014.

10.1	Restated and Amended Change of Control Employment Agreement, dated August 27, 2014, between the Company and David M. Rausch

10.2	Extension Agreement, dated August 27, 2014, with respect to the Change of Control Employment Agreement of D. Michael Parker.

10.3	Extension Agreement, dated August 27, 2014, with respect to the Change of Control Employment Agreement of Kurt P. Rindoks.

10.4	Extension Agreement, dated August 27, 2014, with respect to the Change of Control Employment Agreement of Keith D. Smith.

10.5	Extension Agreement, dated August 27, 2014, with respect to the Change of Control Employment Agreement of Elizabeth D. Phillips.

10.6	Extension Agreement, dated August 27, 2014, with respect to the Change of Control Employment Agreement of Dana L. Dahlgren.

10.7	First Amendment to the Re-Established Retirement Plan for Salaried Employees of Kewaunee Scientific Corporation

10.8	First Amendment to the Re-Established Retirement Plan for Hourly Employees of Kewaunee Scientific Corporation

10.9	Amendment No. One to the Kewaunee Scientific Corporation Pension Equalization Plan

10.10	Amendment No. One to the Kewaunee Scientific Corporation 401 Plus Executive Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 2, 2014

Kewaunee Scientific Corporation

By:	/s/ D. Michael Parker
D. Michael Parker
Senior Vice President, Finance and Chief Financial Officer